EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, of International Gaming Technology, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 10th, 2014

TD ASSET MANAGEMENT INC.

By:	/s/ ‘Barbara Callbeck’
Name: Barbara Callbeck
Title: Managing Director

TDAM USA INC.

By:	/s/ ‘Michael Thorfinnson’
Name: Michael Thorfinnson
Title: Chief Administrative Officer & Chief Risk Officer

EPOCH INVESTMENT PARTNERS, INC.

By:	/s/ ‘David A. Barnett’
Name: David A. Barnett
Title: Managing Attorney & Chief Compliance Officer